Exhibit 99.1
Media Contact:
Sonal Dave
QLogic Corporation
949.533.1655
sonal.dave@qlogic.com
Investor Contact:
Doug Naylor
QLogic Corporation
949.389.7525
doug.naylor@qlogic.com
QLogic Names Jean Hu Senior Vice President
and Chief Financial Officer
ALISO VIEJO, Calif., April 25, 2011—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced the appointment of Jean Hu to the position of Senior Vice President and Chief Financial Officer, effective immediately.
Hu has over 18 years of financial and corporate development experience which includes her most recent position as Senior Vice President, Chief Financial Officer and Treasurer of Conexant Systems, a semiconductor communications systems solution company. Hu has been at Conexant and its predecessor company, Rockwell International, since 1997 and held various senior level executive positions in financial planning, strategy and corporate development.
“We are very pleased to have Jean join QLogic as our CFO. Having known her for over ten years, I am confident that along with her financial skills, she will bring a wealth of strategic and corporate development experience to our leadership team,” said Simon Biddiscombe, President and Chief Executive Officer.
“I am very happy to join a company of QLogic’s stature in the storage industry and look forward to participating in the company’s future growth opportunities,” said Hu. She will report directly to Biddiscombe in her new role.
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About QLogic
QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance networking, including adapters, switches and ASICs. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. For more information, visit www.qlogic.com.